Exhibit 99.8

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

FOR THE EXTRAORDINARY GENERAL MEETING OF

Tortoise Acquisition Corp. II

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Vincent T. Cubbage and Steven C. Schnitzer (the “Proxies”), and each of them independently, with full power of substitution, as proxies and attorneys-in-fact to vote all of the Class A Ordinary Shares or Class B Ordinary Shares of Tortoise Acquisition Corp. II (the “Company” or “TortoiseCorp” and, after the Domestication and Business Combination, as described below, “New Volta”) that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of the Company to be held in person on           , 2021, at            , Eastern Time, at the offices of Vinson & Elkins L.L.P., located at 1114 Avenue of the Americas, 32nd Floor, New York, NY 10036, and virtually via live webcast at           , and at any adjournment or postponement thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 4D, 4E, 4F, 4G, 4H, 4I, 5, 6, 7, 8 AND 10 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 9, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark votes as indicated in this example	☒	TORTOISE ACQUISITION CORP. II — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 4D, 4E, 4F, 4G, 4H, 4I, 5, 6, 7, 8 AND 10 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 9.

(1)	The Business Combination Proposal – To consider and separately vote upon a proposal to (a) approve by ordinary resolution and adopt the Business Combination Agreement and Plan of Reorganization, dated as of February 7, 2021 (the “Business Combination Agreement”), by and among TortoiseCorp, SNPR Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of TortoiseCorp (“First Merger Sub”), SNPR Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of TortoiseCorp (“Second Merger Sub”), and Volta Industries, Inc., a Delaware corporation (“Volta”), pursuant to which (i) First Merger Sub will merge with and into Volta (the “First Merger”), with Volta surviving the merger as a wholly owned subsidiary of New Volta (the time at which the First Merger becomes effective, the “Effective Time”), and (ii) as soon as practicable, but in any event within three days following the Effective Time and as part of the same overall transaction as the First Merger, Volta (as the surviving entity of the First Merger) will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Second Merger Sub surviving the merger as a wholly owned subsidiary of New Volta, and (b) approve by ordinary resolution the Business Combination, including the issuance and reservation for issuance of shares in connection therewith (such proposal, the “Business Combination Proposal”). Each of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the PIPE Proposal, the 2021 Plan Proposal, the Founder Plan Proposal and the Director Election Proposal (each as defined herein, and collectively, the “Condition Precedent Proposals”) is cross-conditioned on the approval of each of the other Condition Precedent Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	The Domestication Proposal – To consider and vote upon a proposal to approve by special resolution the change of TortoiseCorp’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and such proposal, the “Domestication Proposal”). The Domestication Proposal is cross-conditioned on the approval of each of the other Condition Precedent Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Organizational Documents Proposal – To consider and vote upon a proposal to approve by special resolution the replacement of TortoiseCorp’s Amended and Restated Memorandum and Articles of Association (the “Existing Organizational Documents”) and adoption of the proposed certificate of incorporation (the “Proposed Certificate of Incorporation”) and the proposed new bylaws (the “Proposed Bylaws” and, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents”) of New Volta (the “Organizational Documents Proposal”). The Organizational Documents Proposal is cross-conditioned on the approval of each of the other Condition Precedent Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	The Advisory Organizational Documents Proposals – To consider and vote upon nine separate proposals to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Organizational Documents, which are being presented separately in accordance with U.S. Securities and Exchange Commission guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions (collectively, the “Advisory Organizational Documents Proposals”). The Advisory Organizational Documents Proposals are cross-conditioned on the approval of each of the other Condition Precedent Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4A)	The Authorized Shares Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents to authorize the change in the authorized share capital of TortoiseCorp from (a) 200,000,000 Class A ordinary shares, par value $0.0001, 20,000,000 Class B ordinary shares, par value $0.0001, and 1,000,000 preference shares, par value $0.0001, to (b) 350,000,000 shares of New Volta Class A common stock, par value $0.0001 (the “New Volta Class A Common Stock”), 50,000,000 shares of New Volta Class B common stock, par value $0.0001 (the “New Volta Class B Common Stock”), and 10,000,000 shares of New Volta preferred stock, par value $0.0001 (the “New Volta Preferred Stock”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4B)	The Voting Power Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents providing that, except as otherwise expressly provided by the Proposed Certificate of Incorporation or as provided by law, the holders of New Volta Class A Common Stock and New Volta Class B Common Stock shall at all times vote together as a single class on all matters; provided however, that, except as otherwise required by law, holders of shares of New Volta Class A Common Stock and New Volta Class B Common Stock shall not be entitled to vote on any amendment to the Proposed Certificate of Incorporation that relates solely to the terms of one or more outstanding series of New Volta Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Proposed Certificate of Incorporation. Such amendment further provides that, except as otherwise expressly provided in the Proposed Certificate of Incorporation or by applicable law, each holder of New Volta Class A Common Stock shall have the right to one vote per share of New Volta Class A Common Stock held of record by such holder and each holder of New Volta Class B Common Stock shall have the right to ten votes per share of New Volta Class B Common Stock held of record by such holder.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4C)	The Director Removal Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents providing that, subject to the rights of any New Volta Preferred Stock, directors on the New Volta Board may only be removed for cause and by the affirmative vote of the holders of at least two-thirds of the voting power of then-outstanding shares entitled to vote in the election of directors, voting together as a single class.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4D)	The Adoption of Supermajority Vote Requirement to Amend the Proposed Organizational Documents Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents requiring the affirmative vote of at least two-thirds of the voting power of then-outstanding shares to (a) adopt, amend or repeal the Proposed Bylaws, and to (b) amend or repeal or adopt any provision inconsistent with Sections 1.2 and 2 of Article IV, or Article V, Article VI, Article VIII, Article IX, Article X or Article XI or Section 1 of Article XII of the Proposed Certificate of Incorporation (provided that if two-thirds of the New Volta Board approved such adoption, amendment or repeal of the Proposed Organizational Documents, then only the affirmative vote of the majority of the holders of then-outstanding shares will be required).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4E)	The Exclusive Forum Provision Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents to authorize adopting the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) as the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (a) any derivative action or proceeding brought on behalf of New Volta; (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of New Volta or any stockholder to New Volta or New Volta’s stockholders; (c) any action or proceeding asserting a claim against New Volta or any current or former director, officer or other employee of New Volta or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”) or the Proposed Organizational Documents (as each may be amended from time to time); (d) any action or proceeding to interpret, apply, enforce or determine the validity of the Proposed Organizational Documents (including any right, obligation or remedy thereunder); (e) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (f) any action asserting a claim against New Volta or any director, officer or other employee of New Volta or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Such exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Unless New Volta consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4F)	The Action by Written Consent of Stockholders Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents providing that, subject to the rights of any New Volta Preferred Stock then-outstanding, any action required or permitted to be taken by New Volta’s stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4G)	The Corporate Name Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents changing the name of the Company to “Volta Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4H)	The Perpetual Existence Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents making New Volta’s corporate existence perpetual.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4I)	The Provisions Related to Status as a Blank Check Company Proposal – To consider and vote upon a proposal to approve and adopt an amendment to the Existing Organizational Documents removing provisions related to TortoiseCorp’s status as a blank check company, which will no longer apply upon consummation of the Business Combination, as TortoiseCorp will cease to be a blank check company at such time.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	The PIPE Proposal – To consider and vote upon a proposal to approve by ordinary resolution, for purposes of complying with the applicable listing rules of the New York Stock Exchange, the issuance and sale of 30,000,000 shares of New Volta Class A Common Stock in a private offering of securities to certain investors in connection with the Business Combination, which shall occur substantially concurrently with, and is contingent upon, the consummation of the transactions contemplated by the Business Combination Agreement (the “PIPE Proposal”). The PIPE Proposal is cross-conditioned on the approval of each of the other Condition Precedent Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	The 2021 Plan Proposal – To consider and vote upon a proposal to approve by ordinary resolution and adopt the New Volta 2021 Equity Incentive Plan and material terms thereunder (the “2021 Plan Proposal”). The 2021 Plan Proposal is cross-conditioned on the approval of each of the other Condition Precedent Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(7)	The Founder Plan Proposal – To consider and vote upon a proposal to approve by ordinary resolution and adopt the New Volta Founder Incentive Plan and material terms thereunder (the “Founder Plan Proposal”). The Founder Plan Proposal is cross-conditioned on the approval of each of the other Condition Precedent Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(8)	The ESPP Proposal – To consider and vote upon a proposal to approve the Employee Stock Purchase Plan, including the authorization of the initial share reserve under the Employee Stock Purchase Plan (the “ESPP Proposal”). The ESPP Proposal is cross-conditioned on the approval of each of the Condition Precedent Proposals.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(9)	The Director Election Proposal – To consider and vote upon a proposal to elect, effective immediately after the effective time of the Second Merger, three directors to serve until the 2022 annual meeting of stockholders, three directors to serve until the 2023 annual meeting of stockholders and two directors to serve until the 2024 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”). The Director Election Proposal is cross-conditioned on the approval of each of the other Condition Precedent Proposals.	FOR ALL NOMINEES ☐	WITHHOLD VOTE FOR ALL NOMINEES ☐	FOR ALL NOMINEES EXCEPT* ☐

	Nominees: 01 Scott Mercer 02 Christopher Wendel 03 Eli Aheto 04 Vincent T. Cubbage 05 Marin Lauber 06 Katherine Savitt 07 Bonita Stewart 08 John Tough	Instruction: To withhold authority to vote for any individual nominees, mark “FOR ALL NOMINEES EXCEPT” and write the number of the nominees(s) on the line below: __________________________
(10)	The Adjournment Proposal – To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Organizational Documents Proposals, the PIPE Proposal, the 2021 Plan Proposal, the Founder Plan Proposal, the ESPP Proposal or the Director Election Proposal (the “Adjournment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:

Signature

(Signature If Held Jointly)

When the Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity.

The Shares represented by this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy card will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4A, 4B, 4C, 4D, 4E, 4F, 4G, 4H, 4I, 5, 6, 7, 8 and 10 and “FOR ALL NOMINEES” on Proposal No. 9. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.